Exhibit 99.1

Subsidiary of CRM Holdings, Ltd. Agrees to Litigation Settlement

Full and Final Settlement Reached

HAMILTON, Bermuda, April 4, 2006--CRM Holdings, Ltd (“CRM”) (Nasdaq: CRMH), a leading provider of fee-based management and other services for workers’ compensation self-insured groups in New York and California, today announced that full and final settlement had been reached in three causes of action that were pending against CRM’s subsidiary, Compensation Risk Managers, LLC.

The litigation had been brought against Compensation Risk Managers, LLC and Healthcare Industry Trust of New York (or “HITNY”) by H.F.C.A. Associates Corp. and seventeen related companies, all of which were members or former members of HITNY.  In one of the actions the damages sought against both defendants were $1 million and amounts sought in the other two actions were not specified.

Under the confidential terms of the full and final settlement of all three actions, Compensation Risk Managers, LLC will not pay a cash amount but will instead pay an amount in the form of reductions in future commissions over the period from April to November 2006. Since the effect of this settlement will not materially affect CRM’s financial performance, CRM Holdings, Ltd. is not adjusting its outlook for 2006 provided in its earnings release on March 27, 2006 as a result of this settlement.

Commenting on the settlements Daniel G. Hickey, Jr. said, “We settled for an amount immaterial to our revenues and far less than the plaintiffs were seeking; an amount that we estimated would roughly equate to the total costs of our defense had we tried the case. We view this as a positive settlement for the Company.”

About CRM Holdings, Ltd.

CRM is a leading provider of fee-based management and other services for workers’ compensation self-insured groups in New York and California. CRM has been in the business of forming and managing self-insured groups in New York since 1999.  In 2003 CRM expanded its business into California. CRM provides self-insured groups with a comprehensive range of services, including assistance in the formation of groups, underwriting, risk assessment, safety and loss control services, medical bill review and case management, general management and recordkeeping, regulatory compliance and, in New York, claims management services. CRM also acts as a broker by placing excess coverage insurance and any required surety bonds for the groups, and reinsures a portion of this excess coverage through its subsidiary, Twin Bridges. Further information can be found on the CRM website at www.CRMHoldingsLtd.com.

This press release contains forward-looking statements within the meaning of federal securities law, including statements concerning plans, objectives, goals, strategies, projections of future events or performance and underlying assumptions (many of which are based, in turn, upon further assumptions). These statements are based on our current expectations and projections about future events and are identified by terminology such as “may,” “will,” “should,” “expect,” “scheduled,” “plan,” “seek,” “intend,” “anticipate,” “believe,” “estimate,” “aim,” “potential,” or “continue” or the negative of those terms or other comparable terminology.  The forward-looking statements in this press release are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Such risks and uncertainties are discussed in the company’s registration statement on Form S-1 dated September 19, 2005 and in other documents filed by the company with the Securities and Exchange Commission.  We qualify all of our forward looking statements by these cautionary statements. The forward looking statements contained in this press are excluded from the safe harbor protection provided by the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended.

CRMH-E

Contact Information:

Mark Collinson
CCG Investor Relations
10960 Wilshire Blvd, Ste 2050
Los Angeles, CA  90024
(310) 231-8600 ext. 117